Exhibit 10.2

EXECUTION COPY

WHITE MOUNTAINS INSURANCE GROUP, LTD.

GUARANTY

In favor of

THE ALLSTATE CORPORATION

Dated as of May 17, 2011

GUARANTY

This GUARANTY, dated as of May 17, 2011, is made by White Mountains Insurance Group, Ltd., an exempted Bermuda limited company (the “Guarantor”), in favor of The Allstate Corporation, a Delaware corporation (“Buyer”) and its successors and assigns.

A.                                 Concurrently with the execution of this Guaranty, White Mountains Holdings (Luxembourg) S.à r.l., a Luxembourg société à responsabilité limitée (“Seller”), and Buyer have entered into a Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which, among other things, Seller has agreed to sell, and Buyer has agreed to purchase, (i) all of the issued and outstanding shares of common stock of White Mountains, Inc., a Delaware corporation, and Answer Financial Inc., a Delaware corporation.

B.                                  The Guarantor directly or through its subsidiaries owns all of the outstanding capital stock of Seller.

C.                                 This Guaranty is the agreement referred to as the Parent Guaranty in, and its execution and delivery by the Guarantor is a condition to Buyer’s obligation to consummate the transactions contemplated by, the Purchase Agreement.

D.                                 Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Purchase Agreement.

Accordingly, in consideration of the foregoing, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees for the benefit of Buyer and its successors and assigns as follows:

Section 1.         Guaranty.  The Guarantor unconditionally and irrevocably guarantees to Buyer:

(a)        the prompt and complete payment in full as and when due and payable by any Seller Party of any and all amounts payable by any Seller Party pursuant to any of the Purchase Agreement and the Ancillary Agreements, subject to the terms and limitations thereof; and

(b)        the prompt and complete performance in full by each Seller Party of its other obligations under the terms of each Transaction Agreement to which it is a party, subject to the terms and limitations thereof (the amounts payable by, and all other obligations of, the Seller Parties under the Transaction Agreements, being sometimes collectively referred to herein as “Guaranteed Obligations”).

This Guaranty is a guaranty of payment, performance and compliance and not of collectibility and is in no way conditioned or contingent upon any attempt to collect from or enforce performance or compliance by any Seller Party or upon any other event or condition whatsoever.  If for any reason whatsoever any Seller Party shall fail or be unable duly, punctually and fully to pay such amounts as and when the same shall become due and payable or to perform or comply with any other Guaranteed Obligation (in each case after the expiration of any cure periods in respect of such failure or inability expressly set forth in the Transaction Agreement under which the applicable Guaranteed Obligation arises), the Guarantor shall forthwith pay or cause to be paid such amounts to Buyer or an Affiliate of Buyer entitled thereto under the terms of such Transaction Agreement, in lawful money of the United States, at the place specified in the applicable Transaction Agreement, or perform or comply with such Guaranteed Obligations or cause such Guaranteed Obligations to be performed or complied with together with interest (in the amounts and to the extent required of such Seller Party under such Transaction Agreement) on any amount due and owing from such Seller Party.  The Guarantor, promptly after demand, shall reimburse Buyer for all costs and expenses of collecting such amounts or otherwise enforcing this Guaranty, including, without limitation, the reasonable fees and expenses of counsel.

Section 2.         Representations and Warranties.  The Guarantor hereby represents and warrants to Buyer as follows:

(a)        Organization, Good Standing, Etc.  The Guarantor is an exempted Bermuda limited company duly organized, validly existing and in good standing under the Laws of Bermuda and has all requisite corporate or organizational power and authority to carry on its business as now conducted and to enter into and to carry out the terms of this Guaranty.  The execution, delivery and performance of this Guaranty by the Guarantor have been duly authorized by all necessary corporate action of the Guarantor.

(b)        Enforceability.  This Guaranty constitutes the valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to the Enforceability Exception.

(c)        Relationship to Seller.  The Guarantor owns, directly or indirectly, all of the issued and outstanding shares of capital stock of Seller.

(d)        Qualification.  The Guarantor is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and wound not reasonably be expected to have a materially adverse effect on the ability of the Guarantor to perform its obligations hereunder.

(e)        Financial Capacity.  The Guarantor has the financial capacity to perform all of its obligations under this Guaranty, and entering into this Guaranty will not render the Guarantor insolvent.

(f)         Litigation, Etc.  There is no Litigation pending or, to the knowledge of the Guarantor, threatened that questions the validity of this Guaranty.

(g)        No Conflicts.  The execution, delivery and performance by the Guarantor of this Guaranty do not and will not (i) conflict with or result in a violation or breach of the memorandum of association and byelaws or other organizational documents of the Guarantor, (ii) conflict with or result in a violation or breach of any provision of any Law applicable to the Guarantor or any of its properties or assets or (iii) result in any breach of, or constitute a default (or event which, with the giving of notice or lapse of time, or both, would constitute a default) under any contract, agreement or other instrument to which the Guarantor is a party or by which the Guarantor or any of its properties or assets is bound or subject, except, in the case of clause (iii), for any such breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a materially adverse effect on the ability of the Guarantor to perform its obligations hereunder.

(h)        Governmental Consent.  The execution and delivery by the Guarantor of this Guaranty and the performance by the Guarantor of this Guaranty will not require any consent, approval, license, permit, order, qualification or authorization of, or registration or other action by, or any filing with or notification to, any Governmental Authority, and no documents or instruments are required to be filed or recorded with any Governmental Authority in connection with the Guarantor’s entry into this Guaranty, the Guarantor’s performance of its obligations hereunder or the enforcement of this Guaranty.

Section 3.         Guarantor’s Obligations Unconditional.  The obligations of the Guarantor under this Guaranty are absolute and unconditional obligations of the Guarantor, and shall remain in full force and effect without regard to, and shall not be released or discharged by any of the following:

(a)        any amendment of or change in, or termination or waiver of, any of the Transaction Agreements;

(b)        any furnishing, acceptance or release of, or any defect in any security for, any of the Guaranteed Obligations;

(c)        any failure, omission or delay on the part of a Seller Party to conform or comply with any term of any of the Transaction Agreements;

(d)        any waiver of the payment, performance or observance of any of the obligations, conditions, covenants or agreements contained in any Transaction Agreement, or any other waiver, consent, extension, indulgence, compromise, settlement, release or other action or inaction under or in respect of any of the Transaction Agreements;

(e)        any acceptance by Buyer or any of its Affiliates of partial payment or performance by a Seller Party;

(f)         any failure, omission or delay on the part of Buyer to enforce, assert or exercise any right, power or remedy conferred on it in this Guaranty;

(g)        any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, receivership, conservatorship, custodianship, liquidation, marshalling of assets and liabilities or similar proceedings with respect to any Seller Party or any other person or any of their respective properties or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;

(h)        any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of any of the Transaction Agreements or any other agreement or instrument referred to in paragraph (a) above or any term hereof;

(i)         any merger or consolidation of any Seller Party or the Guarantor into or with any other corporation or other entity, or any sale, lease or transfer of any of the assets of any Seller Party or the Guarantor to any other person;

(j)         any change in the ownership of any shares of capital stock of any Seller Party or the Guarantor, or any change in the corporate relationship between any Seller Party and the Guarantor, or any termination of such relationship; or

(k)        any other occurrence, circumstance, happening or event whatsoever, whether similar or dissimilar to the foregoing, whether foreseen or unforeseen, and any other circumstance which might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or that might otherwise limit recourse against the Guarantor.

Notwithstanding anything to the contrary set forth herein, except as provided in the second to last sentence of this paragraph: (x) the Guarantor shall not be obligated to pay or perform any Guaranteed Obligation of a Seller Party to the extent that such Seller Party is not required to pay or perform such Guaranteed Obligation as a result of any right or offset, counterclaim or other defense available to such Seller Party with respect to such Guaranteed Obligation in accordance with the provisions of the Transaction Agreement under which such Guaranteed Obligation arises (collectively, a “Seller Party Defense”); and (y) the Guarantor shall be entitled to assert any Seller Party Defense to the same extent that any such Seller Party Defense could be asserted by a Seller Party in any action brought by Buyer to enforce a Guaranteed Obligation against such Seller Party, except for any Seller Party Defense asserted by a Seller Party in connection with an action brought by Buyer against a Seller Party to enforce a Guaranteed Obligation which Seller Party Defense has been finally adjudicated in favor of Buyer.  In no event shall any stay or discharge or other impairment of or limitation on any Guaranteed Obligation as the result of any bankruptcy, insolvency, liquidation or other like proceeding relating to a Seller Party or any action taken with respect to any Transaction Agreement by any trustee or receiver, or by any court, in any such proceeding, give rise to any defense to payment or performance by the Guarantor hereunder.  For purposes of this paragraph, the term “Seller Party” shall not be deemed to include the Guarantor.

Section 4.         Waiver.  The Guarantor unconditionally waives, to the extent permitted by applicable Law, (a) notice of any of the matters referred to in Section 3, (b) notice to the Guarantor of the incurrence of any of the Guaranteed Obligations, notice to the Guarantor or any Seller Party of any breach or default by a Seller Party with respect to any of the Guaranteed Obligations or any other notice that may be required, by Law or otherwise, to preserve any rights of Buyer against the Guarantor, or (c) presentment to or demand of payment from any Seller Party or the Guarantor with respect to any Transaction Agreement or protest for nonpayment or dishonor.

Section 5.         Subrogation.  The Guarantor shall not seek to exercise any rights of subrogation, reimbursement or indemnity arising from payments made by the Guarantor pursuant to the provisions of this Guaranty until the full and complete payment or performance and discharge of all of the Guaranteed Obligations.

Section 6.         Effect of Bankruptcy Proceedings, etc.  This Guaranty shall continue to be effective or be automatically reinstated, as the case may be, if at any time any payment made by any person on account of any of the sums due Buyer or any of its Affiliates under any Transaction Agreement is rescinded or must otherwise be restored or returned by Buyer or such Affiliate upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Seller Party or any other person, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to such Seller Party or other person or any substantial part of its property, or otherwise, all as though such payment had not been made.

Section 7.         Term of Guaranty.  This Guaranty shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed Obligations shall be paid and performed in full.

Section 8.         Notices.  All notices, requests, demands, waivers and other communications required or permitted to be given or made under this Guaranty shall be in writing and shall be deemed to have been duly given or made if (a) delivered personally, (b) mailed by certified or registered mail with postage prepaid, (c) sent by next-Business Day or overnight mail or delivery, or (d) sent by facsimile or email with receipt confirmed (followed by delivery of an original via next-Business Day or overnight mail or delivery), as follows (or at such other address as shall be specified by like notice):

(i)	if to Buyer,

The Allstate Corporation
2775 Sanders Road, Suite F8
Northbrook, Illinois 60062
	Telephone:	(847) 402-8050
	Fax:	(847) 326-9772
	Attention:	Chief Financial Officer
	Email:	Don.Civgin@allstate.com

with copies (which will not constitute notice) to:

The Allstate Corporation
2775 Sanders Road, Suite F7
Northbrook, Illinois 60062
	Telephone:	(847) 402-7722
	Fax:	(847) 402-1904
	Attention:	General Counsel
	Email:	Michele.Mayes@allstate.com

Dewey & LeBoeuf LLP
1301 Avenue of the Americas
New York, New York 10019
	Telephone:	(212) 259-8000
	Fax:	(212) 259-6333
	Attention:	John M. Schwolsky
Alexander M. Dye

	Email:	jschwolsky@dl.com
adye@dl.com

(ii)	if to the Guarantor,

White Mountains Insurance Group, Ltd.
14 Wesley Street, Fifth Floor
Hamilton HM 11
Bermuda
	Telephone:	(441) 278-3160
	Fax:	(441) 278-3170
	Attention:	General Counsel
	Email:	rseelig@whitemountains.com

with a copy (which will not constitute notice) to:

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019-7475
	Telephone:	(212) 474-1000
	Fax:	(212) 474-3700
	Attention:	Philip A. Gelston
Erik R. Tavzel
	Email:	pgelston@cravath.com
etavzel@cravath.com

All such notices, requests, demands, waivers and other communications will be deemed to have been received (A) if by personal delivery, on the day of such delivery, (B) if by certified or registered mail, on the fifth Business Day after the mailing thereof, (C) if by next-Business Day or overnight mail or delivery, on the day delivered or (D) if by fax or email prior to 5:00 p.m. at the place of receipt, on the day on which such fax or email was sent; provided that a copy is also sent by next Business Day or overnight mail or delivery.

Section 9.         Submission to Jurisdiction.  The Guarantor, for itself and its successors and assigns, hereby irrevocably (a) agrees that any legal or equitable action, suit or proceeding arising out of or relating to this Guaranty or any transaction contemplated hereby or the subject matter of any of the foregoing may be instituted in any state or federal court in the State of New York, (b) waives any objection which it may now or hereafter have to the venue of any action, suit or proceeding, and (c) submits itself to the nonexclusive jurisdiction of any state or federal court of competent jurisdiction in the State of New York for purposes of any such action, suit or proceeding.

The Guarantor waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 8, and service so made shall be deemed completed on the third Business Day after mailing.  Nothing contained in this Section 10 shall be deemed to affect the right of Buyer to serve process in any other manner permitted by Law or to commence legal proceedings or otherwise proceed against the Guarantor in any jurisdiction.

Section 10.       WAIVER OF JURY TRIAL.  THE GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LEGAL OR EQUITABLE ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OF THE OTHER TRANSACTION AGREEMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY OR THE SUBJECT MATTER OF ANY OF THE FOREGOING.

Section 11.       Survival.  All warranties, representations and covenants made by the Guarantor herein shall survive the execution and delivery of this Guaranty.

Section 12.       Miscellaneous.

(a)        Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(b)        The terms of this Guaranty shall be binding upon the Guarantor and inure to the benefit of Buyer and its successors and assigns.  This Guaranty shall not be assignable by the Guarantor without the prior written consent of Buyer.

(c)        No amendment, alteration, modification or waiver of any term or provision of this Guaranty, nor consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Buyer, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(d)        The section and paragraph headings in this Guaranty and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof, and all references herein to numbered sections, unless otherwise indicated, are to sections in this Guaranty.

All references herein to numbered sections, unless otherwise indicated, are to sections in this Guaranty.

(e)        The Guarantor agrees that irreparable damage would occur if any provision of this Guaranty were not performed in accordance with the terms hereof and that Buyer shall be entitled to an injunction or injunctions to prevent breaches of this Guaranty or to enforce specifically the performance of the terms and provisions hereof in any court specified in Section 9, in addition to any other remedy to which it is entitled at Law or in equity.

Section 13.       Governing Law.  Pursuant to Section 5-1401 of the New York General Obligations Law, this Guaranty shall be governed in all respects, including as to validity, interpretation and effect, by the Laws of the State of New York, without giving effect to the principles or rules of conflict of laws thereof.

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IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed as of the day and year first above written.

WHITE MOUNTAINS INSURANCE GROUP, LTD.

By	/s/ Raymond Barrette
	Name:	Raymond Barrette
	Title:	Chairman & CEO

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